UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2021

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

500 Boylston St., Suite 1200,

Boston, MA 02116

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FCRD	NASDAQ Global Select Market
6.75% Senior Notes due 2022	FCRZ	The New York Stock Exchange
6.125% Senior Notes due 2023	FCRW	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

As part of the annual governance review by First Eagle Alternative Capital BDC, Inc.’s (the “Company’s”) Board of Directors (the “Board”) in 2017, the Board reviewed the Company’s Second Amended Certificate of Incorporation (the “Second Amended Certificate”) to confirm that the provisions therein are consistent with the Delaware General Corporation Law (“DGCL”). In connection with such review, the Board determined that it was necessary to clarify the procedures by which a director may be removed by a stockholder vote and whether a director may be removed by the Board by adopting an amendment removing Section 5.4 from our Second Amended Certificate.

At the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”), stockholders were asked to approve amendments to the certificate of incorporation to revise Section 5.4 in order to remove any inconsistency with the DGCL. Although the proposed amendment did not receive a vote of the requisite majority of outstanding shares necessary to amend the Second Amended Certificate under Delaware law, the Company stated its proxy statement that if the amendment was not approved “our stockholders will continue to be entitled to the ability to remove any or all of our directors by a vote of a majority of shares entitled to vote at an election of directors.” The Company’s shelf registration statement on Form N-2 filed on May 22, 2020 also explained that “[u]nder Delaware law and our certificate of incorporation, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the then outstanding shares of our capital stock entitled to vote.”

The Company filed a Third Amended and Restated Certificate of Incorporation (the “Third Amended Certificate”) on August 3, 2020 to facilitate its name change from “THL Credit, Inc.” to “First Eagle Alternative Capital BDC, Inc.” The Third Amended Certificate was otherwise identical to the Second Amended Certificate.

Stockholder Joseph Tola (“Plaintiff”) filed a lawsuit on October 20, 2020 in the Court of Chancery of the State of Delaware against the Company and the Board on behalf of a putative class of the Company’s stockholders. The lawsuit is captioned Joseph Tola v. First Eagle Alternative Capital BDC, Inc., C.A. No. 2020-0905-SG (Del. Ch.). Plaintiff sought a declaratory judgment that Section 5.4 of the Third Amended Certificate violated Section 141(k) of the DGCL and other principles of Delaware law. Plaintiff filed a motion for summary judgment on November 10, 2020. Since the Board had already identified this issue and sought to remedy it through the 2018 Annual Meeting proxy process, the Company believes the claims in this lawsuit lack merit and filed a cross-motion for summary judgment on November 19, 2020.

Although the Company believes that no further action was required or necessary, on December 3, 2020, the Company nonetheless, in order to avoid the uncertainty and expense of litigation, stated in a recent amendment to its shelf registration statement on Form N-2 to provide additional clarity that “the Board has determined that it will not enforce [the provisions of Section 5.4 of the Third Amended Certificate] because they are inconsistent with Delaware’s corporation law. Therefore, our stockholders have the right to remove any or all of our directors by a vote of a majority of the outstanding shares of our capital stock entitled to vote and have the right to amend our bylaws as provided pursuant to Delaware’s corporation law and our bylaws, and our continuing directors will not have the right to remove other directors.” The Company further informed Plaintiff that it intends to again submit a proposal to stockholders to remove Section 5.4 at its 2021 annual meeting.

Plaintiff filed a stipulated dismissal of the lawsuit on December 31, 2020, which was granted on January 4, 2021. The lawsuit has now been dismissed. The Company has agreed to pay $50,000.00 to Plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of Plaintiff’s claim for attorneys’ fees and expenses in the action brought on behalf of the Company’s stockholders. The Court has not been asked to review, and will pass no judgment on, the payment of attorneys’ fees or their reasonableness.

Further information about the proposed amendment will be provided in the Company’s forthcoming proxy statement for the 2021 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

Date: January 5, 2021	By:	/s/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer

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